EXHIBIT 10.6

                                  ITEM 1, (11)

                AGREEMENT FOR PURCHASE AND SALE OF ASSETS BETWEEN
           PHONEIX RESOURCES TECHNOLOGIES, INC. AND MVP HOLDINGS, INC.
                              DATED MARCH 10, 1997

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

THIS AGREEMENT IS entered into as of the 10th day of March, 1997, between MVP Holdings, Inc., a Nevada Corporation, or its assign, hereinafter referred to as "The Purchaser", and Phoenix Resources Technologies, Inc., a Nevada Corporation, hereinafter referred to as "the Seller".

                                    RECITALS

     A. The Seller is the owner of certain properties as outlined in Exhibits A B and C and made a part of this agreement.

     B. The Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller all of these assets and consents to the assumption of all liabilities incurred in operation of these assets under the terms and conditions contained herein.

     C. That Michael Puhr is the Chairman of the Board of Directors and Chief Executive Officer of the Seller and is duly authorized to enter into this transaction.

     D. That Michael Berg is the President and a director of the Purchaser and is duly authorized to enter into this transaction.

     THEREFORE, in consideration of the mutual promises and conditions herein contained, the parties agree as follows;






                                    AGREEMENT
                                    ---------
                           PURCRASE AND SALE OF ASSETS
                           ---------------------------

     (1) Subject to the terms and conditions of this Agreement the Seller agrees to sell, transfer and assign to the Purchaser and the Purchaser agrees to the purchase, at the closing, as hereinafter defined, one hundred (100%) percent of the assets listed in Exhibits A, B, and C and assume the liabilities incurred in the operation of these assets. At the closing, an from time to time thereafter, the Seller shall execute and deliver such other documents and instruments and take such other actions, as the Purchaser may reasonably request, in order more fully to vest in the Purchaser and perfect his title to any and all other right, title and interest, claim or demand of any kind the Seller may have in, to, or upon any of the transferred, assets, or business of the Corporations.


                                 PURCHASE PRICE
                                 --------------

     (2) The total price to he paid by the Purchaser to the Seller for all the assets in Exhibits A B and C of Seller to be $14,000,000.00.

                            PAYMENT OF PURCHAE PRICE
                            ------------------------

     (3) The purchase price described in paragraph 2 hereof shall be paid as follows:

  (a) Purchaser agrees to have issued Four million (4,000,000) shares of common stock. At the present market price this approximates ($3.50/share) and is substantially equal to the entire purchase price of $14,000,000.00. For a period of one year the purchaser agrees to issue additional common shares if the market price of such shares of common stock falls below Three-Dollars and fifty cents ($3.50) and remains below Three Dollars and Fifty Cents ($3.50) for a period of ninety consecutive days. The number of shares issued will be based upon a number needed to keep the total value paid at $14,000,000.00.

  (b) Purchaser will assist the seller in completing the required filinqs with the Securities and Exchange Commission and the Internal Revenue Service.

  (c) At the end of one year from date of this contract Purchaser will consent to register the common stock to be issued in paragraph (a) above, if such registration rights are available.

     (4) The Closing Date under this agreement shall be on March 10, 1997 or on such date and at such location as the Purchaser and the Seller shall mutually agree upon from time to time.

                            REPRESENTATIONS OF SELLER
     (5) WARRANTIES OF DEBTS

     (a) The Purchaser will guarantee seller that all debts of any kind including but not limited to amounts owed to the United States Treasury Department, the State of Texas, Agricultural Production Credit Association and or Community Bank N.A., incurred or owed by the Phoenix Resources Technologies, Inc. as of the closing date except the specific debts to be retained by Seller under this agreement will be paid on a timely basis. Where possible Purchaser will obtain a written release of the Seller from the debts. In all other cases Purchaser will indemnify against any and all litigation including suits arbitration, or other legal, administrative or other governmental proceedings, threatened against the assets, properties, or business Purchaser will at closing give Seller an indemnification/Hold harmless agreement for all legal problems concerning these debts and will pay all reasonable legal costs of any actions brought against seller for non-payment at any liabilities as noted above.

  Title to Properties and Assets

     (c) To best of Seller's knowledge and belief the corporation owns, possesses, and has good title to all copyrights, trademarks, trademark rights, patents, patent rights and licenses necessary in the conduct of its business as provided to and acknowledged by the Purchaser in the Due Diligence Package under the sections addressing these issues. To the best of Se11er's knowled9e and belief, there is no infringement upon or otherwise acts adverse to the rights of any person under, or in respect to, any copyrights, trademarks, trademark rights, patents, patent rights, or licenses owned by any person or persons, and there is no such claim or pending or threatened action with respect thereto. The Corporation has the unrestricted right to use all trade secrets, customer lists, manufacturing and other processes incident to the manufacture use or sale of any and all products presently sold by it.

                                  OTHER MATTERS
                                  -------------

     (6) The parties agree and hereby warrant that they will perform the agreements, covenants and warranties contained said agreements, covenants and warranties prior to the transfer of the assets required by this agreement and do hereby warrant to defend and indemnify the other party against any claims arising out of this agreement as a result of this transaction excluding from said agreement the obligation of either 9arty to defend and indemnify acts of fraud performed by the other party arising out of this agreement.




                                  Governing Law

This agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Colorado. The parties hereto irrevocably submit to the jurisdiction of the state or federal courts in the State of Colorado, and agree that the only proper venue for any action hereunder is the State of Colorado.

                                  OTHER MATTERS
                                  -------------

     7) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Purchaser and his counsel.

                              AMENDMENT AND WAIVER
                              --------------------

     8) This Agreement may be amended or modified at any time and in all respects by an instrument in writing executed by the Purchaser and the Seller.

                                     NOTICES
                                     --------

     9) All notices which are required or may be given pursuant to this Agreement or subsequent thereto, shall be sufficient in all respects if given in writing and delivered personally or by certified or register mail, postage pre-paid as follows:


  If to Seller Michael Puhr
  Phoenix Resources Technologies, Inc.
  5575 5.  Sycamore St.  Suite 103
  Litttleton, CO 80120

  If to Purchaser:
  Michael Berg, President
  16729 Enterprise Suite 206
  Fountain Hills, AZ.  85268

All notices shall be deemed to have been duly given at the time receipt by the party to which such notice is addressed.


             LIMITATION OF DAMAGES, REPRESENTATIONS AND WARRANTIES:


     (10)

     (a) Either party Shall have remedy for default, prior to Closing, a suit for specific performance or money damages.

     (b) Subsequent to closing, each party shall have all its rights and remedies at law or in equity for breach of representations, warranties and agreements of the parties hereto which survive the closing. Seller shall not be liable for Purchaser's loss of profits, both parties acknowledge that Seller has provided full disclosure of all facts requested as to the conditions of the company, its assets liabilities, including operating revenue and Purchaser has performed sufficient due diligence as required by law.

                                   ASSIGNNENT
                                   ----------

     (11) Purchaser may not assign any rights under this agreement without the prior written consent of Seller.

     REPRESENTATION AND WARRANTIES OF PURCHASER:

     (a)  Organization, Standing and Power:

     Purchaser is a corporation duly organized and validly existing under the laws of the State of Nevada and has full legal power and right to carry on its business as such is now being conducted. Purchaser is also authorized to carry on its business in Arizona.

     (b}  Authority and Enforceability:

     The execution and delivery by Purchaser of this Agreement And the consumation of the transactions contemplated hereby, have been duly arid validly authorized by all requisite actions on the part of Purchaser. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Law Neither the consumation of the transaction contemplated hereby nor the compliance by Purchaser with any other provision hereof shall violate any statute or law of the State of Colorado or Federal Law.

     (c)  Liability for Broker's Fees:

     Seller shall not directly or indirectly incur liability or expenses as a result of undertakings or agreements of purchaser for any broker's fees, finder's fees, agent's commission or other similar forms of compensation in connection with this agreement or transaction contemplated hereby.

     (d)  Litigation:

     There are no claims, actions, suits or proceedings pending or to Purchaser's best knowledge threatened proceedings against Purchaser or any affiliate of Purchaser which has or will materially affect Purchaser ability to consummate the transactions herein as represented by past management contractually, in the contract which closed 1/31/97.

     (e} To the best of its' knowledge Purchaser is full compliance with all applicable Securities and Exchange regulations and will maintain this status.

     TERM OF THE AGREEMENT

     (13) It is agreed that time is of the essence of this agreement and if closing of the transaction does not occur by March 10, 1997, then the contract is null and void and all parties are released herefrom.

                                    HEADINGS
                                    --------

     (14) Headings contained in this Agreement are for reference purposes only and shall not affect in any way the


     (15) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which toqether shall constitute but one and the same instrument.

                              INTEGRATED AGREEMENT
                              --------------------


     (16) All the terms and provisions of this agreement shall be binding upon and inure to the benefit of and be enforceable by the Purchaser and the Seller, their heirs, executors, administrators, successors, and assigns.


                                ENTIRE AGREEMENT
                                ----------------

     (17) This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or provided for.

  PURCHASER
  HVP Holdings, Inc.

  By/s/ Michael W. Berg
  ---------------------
  TITLE   PRESIDENT

  SELLER
  PHOENIX RESOURCES
  TECHNOLOGIES, INC.

  BY/s/ Michael A. Puhr
  ---------------------

  Exhibit A

  List of West Virginia Oil and Gas Properties
  RICHIE COUNTY                               Permit No.
  hodge #1                                            85-5393
  Byrd *1                                             85-5591
  Corbin                                              85-5611
  Gardner #1                                          85-5720
  A. Nichols #1                                       85~5735
  A. Pifer                                            85-5844
  F. Pifer #1                                         85-5845
  S. Bird #1                                          85-5902
  Devereaus #1                                        85-59560
  Wince #6                                            85-6114
  Templeton #4                                        85-6150
  Berdine #1                                          85-6238
  Abicht                                              85-6281
  Robertson                                           85-6309
  Johnson                                             85-6367
  Kibbee                                              85-6414
  Fleming #1                                          85-6500
  Russell                                             85-6538
  Kibbee/Sanders                                      85-6552
  Schofield                                           85-6596
  Robinson #1                                         85-6653
  R. Gregg 1                                          85-6720
  Henthorne                                           85--6872
  Carmichael                                          85-6928
  R. Gregg #2                                         85-7122
  Fleming #2                                          85-7131
  Grayham                                             85-7228
  Goodnight                                           85-7239

  Pleasants Conty
  Scadden #1                                        73-1206
  Roayt #1                                          73-1381
  Varner #                                          73-1384
  Austin/Adams #1                                   73-1404
  Austin/Adams #2                                   73-1405
  H. Nichols #1                                     73-1427
  Peter #1                                          73-1449
  Waugh #1                                          73-1467
  Abicht #1                                         73-1481
  Mullenix #1                                       73-1493









  EXHIBIT A (CONTINUED)

  White #1                                            73-1501
  Severns #1                                          73-1585

  Severns #5-1                                        73-1714
  Plun #S~1                                           73-1863
  Severn #S-1                                         73-1869
  Barnhart #5-1                                       73-1870
  J. Greggs *1                                        73-1872
  Templeton #2                                        73-1878
  Templeton #3                                        73-1916


  EXHIBIT B
  Properties assigned with rights to operate only. Richie County
  Me tts                                              85-6362
  McCloskey #1                                        85-6650
  McCloskey #2                                        85-7202
  Nelly Smith                                         85-7217


  Pleasants Countv
  Higgins #1                                          73-1681
  Higgins #3                                          73-1684
  Hiqgins #4                                          73-1685
  Clark #1                                            73-1708
  Sevgr~ #1                                           73-1713
  Clark #2                                            73-1757
  Barhart #1                                          73-1798
  PLum #1                                             73~1809


  Pipeline system known as the Broad Run Pipeline and right of way for the entire system.

  Pipeline System Known as the HPC pipeline and right of way for the entire system.

  Pipeline, System Known as the entire system.

  EXHIBIT C

  1.   Computer Systems             (2)
  2.   File cabinets                (2)
  3.   Desks                        (7)
  4.   Tables                       (3)
  S.   Chairs                      (12)
  6.   Copy machine
  7.   Fax machine
  8.   Calculators

  Right title and

  Common stock of

  Note receivable

  Note receivable
                                 OTHER PROPERTY

     (2)

     interest in all Watermaker and Waterstar projects. Straford Acquisitions, Inc.

     from James R. Hughes. Sr.. from Erin Oil Co.

     All accounts receivable and accounts payable incurred in the operation of the oil and gas properties.


     Inventories of oil and gas products.